UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 26, 2013

MOBILESMITH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

On October 1, 2013, MobileSmith, Inc., or the Company, sold an additional convertible secured subordinated note due November 14, 2016 in the principal amount of $150,000, or the New Note, to a current noteholder upon substantially the same terms and conditions as the Company’s previously issued notes, or the Existing Notes, the terms of which are as described in Item 1 and Exhibit 4.1 of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and November 12, 2008, under Item 2.03 of the Company’s Current Reports on Forms 8-K filed on November 21, 2008 and February 25, 2009, under Item 1.01 of the Company’s Current Report on Form 8-K filed on March 8, 2010, under Item 1.01 of the Company’s Current Report on Form 8-K filed on June 19, 2012 and under Item 1.01 of the Company’s Current Report on Form 8-K filed on July 2, 2013, which descriptions are incorporated herein by reference.  The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing January 1, 2014. As with the Existing Notes, the Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

The sale of the New Note was made pursuant to an exemption from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2013, the Company’s Board of Directors, or the Board, elected Jon Campbell, age 51, as a member of the Board.

Mr. Campbell is currently serving as President and Chief Executive Officer of Wilarah LLC, an international consulting firm focused on business development and change management both within the U.S. government and private industry. Prior to this, Mr. Campbell served in the U.S. Army for over 26 years, retiring at the rank of Colonel.

In May 2013, Mr. Campbell and the Company entered into an arrangement for Mr. Campbell to promote and market certain of the Company’s products and services to its customers for 5% commission on the software license portion of a sale and 5% of gross profit for the services and custom development portion of a sale.  The Company has not paid, and does not expect to pay, any compensation to Mr. Campbell under this arrangement during its one-year term, which is subject to successive yearly renewals.

For his service as a director, Mr. Campbell will receive a monthly fee in the amount of $1,500. Mr. Campbell will also be able to participate in the Company’s 2004 Equity Compensation Plan.  At the time of his appointment, Mr. Campbell received no equity compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

Date: October 2, 2013	By:	/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer